                                                                     EXHIBIT 2.6




                                     FORM OF

                     MASTER TRANSITIONAL SERVICES AGREEMENT

                                     BETWEEN

                               QUANTUM CORPORATION

                                       AND

                              SNAP APPLIANCES, INC.





                       Effective as of ____________, 2000

                                    EXHIBIT G

                     MASTER TRANSITIONAL SERVICES AGREEMENT

        This Master Transitional Services Agreement (the "Agreement") is effective as of ____________, 2000 (the "Effective Date"), between Quantum Corporation, a Delaware corporation ("Quantum"), having an office at 500 McCarthy Boulevard, Milpitas, CA and SNAP Appliances, Inc., a Delaware corporation ("Snap"), having an office at 2001 Logic Drive, San Jose, CA.


                                    ARTICLE 1

                                   DEFINITIONS

        For the purpose of this Agreement, the following capitalized terms shall have the following meanings:

        1.1 ADDITIONAL SERVICES. "Additional Services" shall have the meaning set forth in Section 3.5.

        1.2 ANCILLARY AGREEMENTS. "Ancillary Agreements" shall have the meaning set forth in the Master Separation and Distribution Agreement.

        1.3 DISTRIBUTION DATE. "Distribution Date" shall have the meaning set forth in the Master Separation and Distribution Agreement.

        1.4 IMPRACTICABLE. "Impracticable" shall have the meaning set forth in
Section 3.3.

        1.5 LOCALIZED VERSION. "Localized Version" means localized versions of the Software.

        1.6 MASTER SEPARATION AND DISTRIBUTION AGREEMENT. "Master Separation and Distribution Agreement" shall mean that certain Master Separation and Distribution Agreement between Quantum and Snap.

        1.7 SEPARATION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01 a.m., Pacific Time, ___________, 2000 or such other date as may be fixed by the Board of Directors of Quantum (the "Separation Date").

        1.8 SERVICE(S). "Service(s)" shall have the meaning set forth in Section 3.1.

        1.9 SOFTWARE. "Software" means Quantum's software program(s), in object code only, listed and described in the relevant Transition Service Schedule.

        1.10 SOURCE CODE. "Source Code" means any human readable code, including interpreted code, of Quantum, listed and described in the relevant Transition Service Schedule.

        1.11 SOURCE CODE DOCUMENTATION. "Source Code Documentation" means the manuals and other documentation that are reasonably necessary to use the Source Code licensed herein, including those items listed and described in the relevant Transition Service Schedule hereto.

        1.12 SUBSIDIARY. "Subsidiary" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person. For purposes of this Agreement, Snap shall be deemed not to be a subsidiary of Quantum.


                                    ARTICLE 2

                          TRANSITION SERVICE SCHEDULES

        This Agreement will govern individual transitional services as requested by Snap and provided by Quantum, the details of which are set forth in the Transition Service Schedules attached to this Agreement. Each Service shall be covered by this Agreement upon execution of a transition service schedule in the form attached hereto (each transition service schedule, a "Transition Service Schedule").

        For each Service, the parties shall set forth, among other things, the time period during which the Service will be provided if different from the term of this Agreement determined pursuant to Article 4 hereof, a summary of the Service to be provided; a description of the Service; and the estimated charge, if any, for the Service and any other terms applicable thereto on the Transition Service Schedule. Obligations regarding each Transition Service Schedule shall be effective upon execution of this Agreement. This Agreement and all the Transition Service Schedules shall be defined as the "Agreement" and incorporated herein wherever reference to it is made.


                                    ARTICLE 3

                                    SERVICES

        3.1 SERVICES GENERALLY. Except as otherwise provided herein, for the term determined pursuant to Article 4 hereof, Quantum shall provide or cause to be provided to Snap the service(s) described in the Transition Service Schedule(s) attached hereto. The service(s) described on a single Transition Service Schedule shall be referred to herein as a "Service." Collectively, the services described on all the Transition Service Schedules (including Additional Services) shall be referred to herein as "Services."

        3.2 SERVICE BOUNDARIES. Except as provided in a Transition Service Schedule for a specific Service: (i) Quantum shall be required to provide the Services only to the extent and only at the locations such Services are being provided by Quantum for Snap immediately prior to the Effective Date; and (ii) the Services will be available only for purposes of conducting the business of Snap substantially in the manner it was conducted prior to the Effective Date.

        3.3 IMPRACTICABILITY. Quantum shall not be required to provide any Service to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of Quantum including unfeasible technological requirements, or to the extent the performance of such Services would require Quantum to violate any applicable laws, rules or regulations or would result in the breach of any software license or other applicable contract.

        3.4 ADDITIONAL RESOURCES. Except as provided in a Transition Service Schedule for a specific Service, in providing the Services, Quantum shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of Snap's data to Snap or any alternate supplier of Services.

        3.5 ADDITIONAL SERVICES. From time to time after the Effective Date, the parties may identify additional services that one party will provide to the other party in accordance with the terms of this Agreement (the "Additional Services"). Accordingly, the parties shall execute additional Transition Service Schedules for such Additional Services pursuant to Article 2. Except as set forth in Section 3.6, the parties may agree in writing on Additional Services during the term of this Agreement.

        3.6 OBLIGATIONS AS TO ADDITIONAL SERVICES. Except as set forth in the next sentence, Quantum shall be obligated to perform, at a charge determined using the principles for determining fees under Section 5.1, any Additional Service that: (a) was provided by Quantum immediately prior to the Separation Date and that Snap reasonably believes was inadvertently or unintentionally omitted from the list of Services, or (b) is essential to effectuate an orderly transition under the Master Separation and Distribution Agreement unless such performance would significantly disrupt Quantum's operations or materially increase the scope of its responsibility under this Agreement. If Quantum reasonably believes the performance of Additional Services required under subparagraphs (a) or (b) would significantly disrupt its operations or materially increase the scope of its responsibility under this Agreement, Quantum and Snap shall negotiate in good faith to establish terms under which Quantum can provide such Additional Services, but Quantum shall not be obligated to provide such Additional Services if, following good faith negotiation, it is unable to reach agreement on such terms.


                                    ARTICLE 4

                                      TERM

        The term of this Agreement shall commence on the Effective Date and shall remain in effect until one (1) year after the Effective Date (the "Expiration Date"), unless earlier terminated under

Article 7. This Agreement may be extended by the parties in writing, either in whole or with respect to one or more of the Services; provided, however, that such extension shall only apply to the Services for which the Agreement was extended. The parties shall be deemed to have extended this Agreement with respect to a specific Service if the Transition Service Schedule for such Service specifies a completion date beyond the aforementioned Expiration Date. The parties may agree on an earlier expiration date respecting a specific Service by specifying such date on the Transition Service Schedule for that Service. Services shall be provided up to and including the date set forth in the applicable Transition Service Schedule, subject to earlier termination as provided herein.


                                    ARTICLE 5

                                  COMPENSATION

        5.1 CHARGES FOR SERVICES. Snap shall pay Quantum the charges, if any, set forth on the Transition Service Schedules for each of the Services listed therein as adjusted, from time to time, in accordance with the processes and procedures established under Section 5.4 and Section 5.5 hereof. Such fees shall include the direct costs, as determined using the process described in such Transition Service Schedule, and indirect costs of providing the Services, plus a markup of five percent, unless specifically indicated otherwise on a Transition Service Schedule. However, if the term of this Agreement is extended beyond the Expiration Date as provided in Article 4, Snap will reimburse Quantum such costs plus a negotiated percentage mutually agreeable to the parties for the Services unless the Transition Service Schedule for such Service indicates it is to extend beyond the Expiration Date. The parties also intend for charges to be easy to administer and justify and, therefore, they hereby acknowledge it may be counterproductive to try to recover every cost, charge or expense, particularly those that are insignificant or de minimis. The parties shall use good faith efforts to discuss any situation in which the actual charge for a Service is reasonably expected to exceed the estimated charge, if any, set forth on a Transition Service Schedule for a particular Service; provided, however, that the incurrence of charges in excess of any such estimate on such Transition Service Schedule shall not justify stopping the provision of, or payment for, Services under this Agreement.

        5.2 PAYMENT TERMS. Quantum shall bill Snap monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges. Snap shall pay Quantum for all Services provided hereunder within thirty (30) days after receipt of an invoice therefor. Late payments shall bear interest at the lesser of 12% or the maximum rate allowed by law.

        5.3 PERFORMANCE UNDER ANCILLARY AGREEMENTS. Notwithstanding anything to the contrary contained herein, Snap shall not be charged under this Agreement for any obligations that are specifically required to be performed under the Master Separation and Distribution Agreement or any other Ancillary Agreement and any such other obligations shall be performed and charged for (if applicable) in accordance with the terms of the Master Separation and Distribution Agreement or such other Ancillary Agreement.

        5.4 ERROR CORRECTION; TRUE-UPS; ACCOUNTING. The parties shall reasonably agree on a process and procedure for conducting internal audits and making adjustments to charges as a result of the movement of employees and functions between parties, the discovery of errors or omissions in charges, as well as a true-up of amounts owed. In no event shall such processes and procedures extend beyond two (2) years after completion of a Service.

        5.5 PRICING ADJUSTMENTS. In the event of a tax audit adjustment relating to the pricing of any or all Services provided pursuant to this Agreement in which it is determined by a taxing authority that any of the charges, individually or in combination, did not result in an arm's-length payment, as determined under internationally accepted arm's-length standards, then the parties, including any Quantum subcontractor providing Services hereunder, may agree to make corresponding adjustments to the charges in question for such period to the extent necessary to achieve arm's-length pricing. Any adjustment made pursuant to this Section 5.5 at any time during the term of this Agreement or after termination of this Agreement and shall be reflected in the parties' legal books and records, and the resulting underpayment or overpayment shall create, respectively, an obligation to be paid in the manner specified in
Section 5.2, or shall create a credit against amounts owed under this Agreement.


                                    ARTICLE 6

                      GENERAL OBLIGATIONS; STANDARD OF CARE

        6.1 PERFORMANCE METRICS: Quantum. Subject to Sections 3.4 and any other terms and conditions of this Agreement, Quantum shall maintain sufficient resources to perform its obligations hereunder. Specific performance metrics for Quantum for a specific Service may be set forth in the corresponding Transition Service Schedule. Where none is set forth, Quantum shall use reasonable efforts to provide Services in accordance with the policies, procedures and practices in effect before the Effective Date and shall exercise the same care and skill as it exercises in performing similar services for itself.

        6.2 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN THE TRANSITION SERVICE SCHEDULE, QUANTUM MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES, SOFTWARE OR OTHER DELIVERABLES PROVIDED BY IT HEREUNDER.

        6.3 PERFORMANCE METRICS: SNAP. Specific performance metrics for Snap for a specific Service may be set forth in the corresponding Transition Service Schedule. Where none is set forth, Snap shall use reasonable efforts, in connection with receiving Services, to follow the policies, procedures and practices in effect before the Effective Date including providing information and documentation sufficient for Quantum to perform the Services as they were performed before the Effective Date and making available, as reasonably requested by Quantum, sufficient resources and timely decisions, approvals and acceptances in order that Quantum may accomplish its obligations hereunder in a timely manner.

        6.4 TRANSITIONAL NATURE OF SERVICES; CHANGES. The parties acknowledge the transitional nature of the Services and that Quantum may make changes from time to time in the manner of performing the Services if Quantum is making similar changes in performing similar services for itself and if Quantum furnishes to Snap sixty (60) days written notice regarding such changes.

        6.5 RESPONSIBILITY FOR ERRORS; DELAYS. Quantum's sole responsibility to
Snap:

               (a) for errors or omissions in Services, shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to Snap; provided, Snap must promptly advise Quantum of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions in accordance with the standard of care set forth in Section 6.1; and

               (b) for failure to deliver any Service because of Impracticability, shall be to use reasonable efforts, subject to Section 3.3, to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

        6.6 GOOD FAITH COOPERATION; CONSENTS. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, performing true-ups and adjustments, and obtaining all third party consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder (including by way of example, not by way of limitation, rights to use third party software needed for the performance of Services). The costs of obtaining such third party consents, licenses, sublicenses or approvals shall be borne by Snap. The parties will maintain in accordance with its standard document retention procedures, documentation supporting the information relevant to cost calculations contained in the Transition Service Schedules and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

        6.7 ALTERNATIVES. If Quantum reasonably believes it is unable to provide any Service because of a failure to obtain necessary consents, licenses, sublicenses or approvals pursuant to Section 6.6 or because of Impracticability, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, Quantum shall use reasonable efforts, subject to
Section 3.3 and Section 3.4, to continue providing the Service. To the extent an agreed upon alternative approach requires payment above and beyond that which is included in Quantum's charge for the Service in question, the parties shall share equally in making any such payment unless they otherwise agree in writing.

                                    ARTICLE 7

                                   TERMINATION

        7.1 TERMINATION. Snap may terminate this Agreement, either with respect to all or with respect to any one or more of the Services provided to Snap hereunder, for any reason or for no reason, at any time upon sixty (60) days prior written notice to Quantum. In addition, subject to the provisions of
Article 16 below, either party may terminate this Agreement with respect to a specific Service if the other party materially breaches a material provision with regard to that particular Service and does not cure such breach (or does not take reasonable steps required under the circumstances to cure such breach going forward) within sixty (60) days after being given notice of the breach; provided, however, that the non-terminating party may request that the parties engage in a dispute resolution negotiation as specified in Article 16 below prior to termination for breach.

        7.2 SURVIVAL. Those Sections of this Agreement that, by their nature, are intended to survive termination will survive in accordance with their terms. Notwithstanding the foregoing, in the event of any termination with respect to one or more, but less than all Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

        7.3 USER IDS, PASSWORDS. The parties shall use good faith efforts at the termination or expiration of this Agreement or any specific Service hereto to ensure that all applicable user IDs and passwords are canceled.


                                    ARTICLE 8

                        RELATIONSHIP BETWEEN THE PARTIES

        The relationship between the parties established under this Agreement is that of independent contractors and neither party is an employee, agent, partner, or joint venturer of or with the other. Quantum will be solely responsible for any employment-related taxes, insurance premiums or other employment benefits respecting its personnel's performance of Services under this Agreement. Snap agrees to grant Quantum personnel access to sites, systems and information (subject to the provisions of confidentiality in Article 13 below) as necessary for Quantum to perform its obligations hereunder. Quantum personnel agree to obey any and all security regulations and other published policies of Snap.


                                    ARTICLE 9

                                 SUBCONTRACTORS

        Quantum may engage a "Subcontractor" to perform all or any portion of Quantum's duties under this Agreement, provided that any such Subcontractor agrees in writing to be bound by confidentiality obligations at least as protective as the terms of Article 13 regarding confidentiality below, and provided further that Quantum remains responsible for the performance of such

Subcontractor. As used in this Agreement, "Subcontractor" will mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity engaged to perform hereunder.


                                   ARTICLE 10

                              INTELLECTUAL PROPERTY

        10.1 ALLOCATION OF RIGHTS BY ANCILLARY AGREEMENTS. This Agreement and the performance of this Agreement will not affect the ownership of any copyrights or other intellectual property rights allocated in the Ancillary Agreements.

        10.2 EXISTING OWNERSHIP RIGHTS UNAFFECTED. Neither party will gain, by virtue of this Agreement, any rights of ownership of copyrights, patents, trade secrets, trademarks or any other intellectual property rights owned by the other.

        10.3 OWNERSHIP OF DEVELOPED WORKS. Except as set forth in Section 10.2, Quantum will own all copyrights, patents, trade secrets, trademarks and other intellectual property rights subsisting in the Software Deliverables (as defined in Section 11.1 below) and other works developed by Quantum for purposes of this Agreement.

        10.4 LICENSE TO PREEXISTING WORKS. Snap grants Quantum a non-exclusive, worldwide, royalty-free license to use, copy, and make derivative works of, distribute, display, perform and transmit Snap's pre-existing copyrighted works or other intellectual property rights solely to the extent necessary to perform its obligations under this Agreement.


                                   ARTICLE 11

                                SOFTWARE LICENSE

        11.1 SOFTWARE DELIVERABLE/LICENSE. Unless otherwise agreed by the parties under the Ancillary Agreements or any separate license or technology agreement, if Quantum supplies Snap with a deliverable that in whole or in part consists of software, firmware, or other computer code (referred to as a "Software Deliverable") as indicated in a Transition Service Schedule, such Software Deliverables will be supplied in object code form only and will be subject to the terms of this Article 11. In the event that such Software Deliverables are licensed to Quantum by third parties, Snap agrees to be bound by any different or additional conditions that are required by such third parties and are communicated in writing by Quantum to Snap.

        11.2   DELIVERY AND ACCEPTANCE.

               (a) DELIVERY. Quantum agrees to deliver to Snap one (1): (i) master copy of the Software in object code form only (as specified on the relevant Transition Service Schedule of the Agreement) on the media described on the relevant Transition Service Schedule and (ii) Documentation for the Software on the media described in the relevant Transition Service

Schedule ((i) and (ii) collectively a "Complete Copy") as listed in the relevant Transition Service Schedule no later than ten (10) days after the Effective Date (or any other start date as specifically indicated in the relevant Transition Service Schedule). If Source Code is licensed under this Agreement, Quantum agrees to deliver one (1) copy of such Source Code no later than ten (10) days after the Effective Date (or any other start date as specifically indicated in the relevant Transition Service Schedule). Additional Software or Source Code may be added to this Agreement from time to time by execution by the parties of a Transition Service Schedule.

               (b) ACCEPTANCE OF SOFTWARE (NON-SOURCE CODE). Snap will have thirty (30) days from the date of receipt of a Complete Copy of the Software to evaluate the Software for conformity with the manuals and other documentation that Quantum makes available with the Software to end users or which are reasonably necessary to use the Software licensed herein, including those items listed and described in the relevant Transition Service Schedule hereto (the "Documentation") and specifications, and either accept, return for rework (provided the Software has not previously been reworked), or reject the Software. Snap shall accept the Software if it substantially conforms with Documentation and specifications. Snap will be entitled to test and evaluate the Software and Quantum hereby grants to Snap the right to use and reproduce the Software only to the extent necessary for Snap to perform its evaluation. Such license will include the right of Snap to use third party subcontractors bound by the relevant restrictions herein solely as necessary to achieve the foregoing. If Snap returns the Software for rework, Quantum will use reasonable commercial efforts to correct the identified defects and resubmit the Software for re-evaluation under the same acceptance procedure. In the event Snap rejects the Software a second time, this Agreement will terminate with respect to that Software. Payment due from Snap to Quantum under a Transition Service Schedule that includes Software to be licensed shall be reduced by the pro rata portion of compensation attributable to the Software unless the Software has been accepted by Snap in writing or Snap fails to reject the Software within such 30 day period.

               (c) ACCEPTANCE OF SOURCE CODE. The Source Code is provided for Snap's reference only and subject to the limitations below in Section 11.3. The Source Code may not be accepted or rejected according to the provisions above in
Section 11.2(b). If Snap rejects the Source Code, Snap must destroy all copies of such rejected Source Code and promptly furnish evidence of such rejection and destruction to Quantum.

        11.3   RIGHTS GRANTED AND RESTRICTIONS.

               (a) LICENSE TO SOFTWARE. Subject to the terms and conditions of this Agreement, Quantum hereby grants to Snap, under Quantum's intellectual property rights in and to the Software, a non-exclusive, nontransferable worldwide license to (a) use and display the Software for its own internal information processing services and computing needs, and to make sufficient copies as necessary for such use, and (b) use the Documentation in connection with the permitted use of the Software and make sufficient copies as necessary for such use.

               (b) LICENSE TO SOURCE CODE. Subject to the terms and conditions of this Agreement, Quantum hereby grants to Snap, under Quantum's intellectual property rights in and to the Software, a non-exclusive, nontransferable worldwide license to (a) use and reproduce (for archival and back-up purposes only), and prepare derivative works of the Source Code, for the sole purpose of supporting the object code version of the Software (if such object code exists), or, if no object code exists, for the sole purpose of its own internal information processing services and computing needs and (b) to use Source Code Documentation in connection with the permitted use of the Source Code and make copies for archival and back-up purposes only.

               (c) RESTRICTIONS. Snap shall not itself, or through any Subsidiary, affiliate, agent or third party: (a) sell, lease, license or sublicense the Software, the Source Code, the Documentation or the Source Code Documentation; (b) decompile, disassemble, or reverse engineer the Software or Source Code, in whole or in part, except to the extent such restriction is prohibited by applicable law; (c) allow access to the Software or Source Code by any user other than Snap; (d) write or develop any derivative software or any other software program based upon the Software or Source Code; (e) use the Software or Source Code to provide processing services to third parties, or (f) otherwise use the Software or Source Code on a "service bureau" basis; or provide, disclose, divulge or make available to, or permit use of the Software or Source Code by any third party without Quantum's prior written consent.

               (d) CONFIDENTIALITY. The Source Code and Source Code Documentation are hereby deemed "Confidential Information" and subject to the terms and procedures of the Master Confidential Disclosure Agreement. The period of disclosure shall be one (1) year from the Effective Date of this Agreement, and the period of confidentiality shall be perpetual.

               (e) TRADEMARKS. Neither party is granted any ownership in or license to the trademarks, marks or trade names (collectively, "Marks") of the other party with respect to this Software.

               (f) OWNERSHIP. Quantum hereby reserves all rights to the Software, Source Code and Documentation, and any copyrights, patents, or trademarks, embodied therein or used in connection therewith, except for the rights expressly granted herein.

               (g) COPYRIGHT NOTICES. Snap agrees that it will not remove any copyright notices, proprietary markings, trademarks or trade names from the Software, Source Code, Documentation, or Source Code Documentation.

               (h) TECHNICAL ASSISTANCE AND TRAINING. Quantum agrees to provide technical assistance and training to Snap personnel only if such assistance is set forth in the relevant Transition Service Schedule.

        11.4   AS-IS WARRANTY.

               (a) AS-IS WARRANTY. THE SOFTWARE AND SOURCE CODE PROVIDED HEREUNDER IS LICENSED ON AN "AS-IS" BASIS ONLY, WITHOUT ANY EXPRESS WARRANTIES OF ANY KIND.

               (b) IMPLIED WARRANTY DISCLAIMER. QUANTUM MAKES NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, REGARDING THE SOFTWARE OR SOURCE CODE (INCLUDING DOCUMENTATION AND SOURCE CODE DOCUMENTATION), ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

        11.5   MISCELLANEOUS.

               (a) NO OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITY OR OBLIGATIONS WHATEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES

               (b) NON-RESTRICTIVE RELATIONSHIP. Nothing in this Agreement will be construed to preclude Snap from independently developing, acquiring or marketing computer software packages which may perform the same or similar functions as the Software provided by Quantum.


                                   ARTICLE 12

                              INFRINGEMENT DEFENSE

        Notwithstanding anything to the contrary in Article 13 below or the Master Confidential Disclosure Agreement, to the extent Quantum delivers or licenses any intellectual property to Snap after the Separation Date in performance of this Agreement, Quantum agrees to defend Snap and its directors, officers, employees and agents against any and all claims, actions or suits (any of the foregoing, a "Claim") incurred by or asserted against Snap based upon infringement of a third party patent or other intellectual property right. Snap agrees to notify Quantum promptly of any Claim and permit Quantum at Quantum's expense to defend such Claim and will cooperate in the defense thereof. Quantum agrees to pay any awards or settlement amounts arising from a Claim. Neither Quantum nor Snap will enter into or permit any settlement of any such Claim without the express written consent of the other party. Snap may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of Quantum and will cooperate with Quantum and its insurer in the disposition of any such matter.


                                   ARTICLE 13

                                 CONFIDENTIALITY

        The terms of the Intellectual Property Agreement between the parties shall apply to any Confidential Information (as defined therein) which is the subject matter of this Agreement.

                                   ARTICLE 14

                             LIMITATION OF LIABILITY

        NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, COST OF COVER, BUSINESS INTERRUPTION OR OTHER SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, ARISING FROM THE PERFORMANCE OF, OR RELATING TO, THIS AGREEMENT. THE FOREGOING LIMITATION WILL NOT LIMIT QUANTUM'S OBLIGATIONS WITH RESPECT TO PAYMENT OF DAMAGES OF ANY KIND INCLUDED IN AN AWARD OR SETTLEMENT OF A THIRD PARTY CLAIM UNDER ANY INDEMNITY OR INFRINGEMENT DEFENSE PROVISIONS SPECIFIED HEREIN.


                                   ARTICLE 15

                                  FORCE MAJEURE

        Each party will be excused for any failure or delay in performing any of its obligations under this Agreement, other than the obligations of Snap to make certain payments to Quantum pursuant to Article 5 hereof for services rendered, if such failure or delay is caused by Force Majeure. "Force Majeure" means any act of God or the public enemy, any accident, explosion, fire, storm, earthquake, flood, or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event.


                                   ARTICLE 16

                               DISPUTE RESOLUTION

        16.1 MEDIATION. If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement or the Ancillary Agreements, or the grounds for the termination hereof, appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding ADR.

        16.2 ARBITRATION. Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Santa Clara County, California. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

        16.3 COURT ACTION. Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

        16.4 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article 16 with respect to all matters not subject to such dispute, controversy or claim.


                                   ARTICLE 17

                                  MISCELLANEOUS

        17.1 ENTIRE AGREEMENT. This Agreement, the Master Separation and Distribution Agreement and the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

        17.2 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Article 16 above.

        17.3 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

        17.4 NOTICES. Notices, offers, requests, or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:


               if to Quantum :
               Quantum Corporation
               500 McCarthy Boulevard
               Milpitas, CA 95035
               Attn: Michael Brown, President

               if to Snap:
               Snap Appliances, Inc.
               2001 Logic Drive
               San Jose, CA 95124
               Attn: Jeanne Seeley, Chief Financial Officer


or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

        17.5 NONASSIGNABILITY. Except as specifically permitted under Article 10 above, neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

        17.6 SEVERABILITY. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

        17.7 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. If any term or other provision of this Agreement or the Exhibits or Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

        17.8 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives.

QUANTUM CORPORATION                          SNAP APPLIANCES, INC.



By:                                          By:
     ------------------------------               ------------------------------

Title:                                       Title:
        ---------------------------                  ---------------------------

      TRANSITION SERVICE SCHEDULE TO MASTER TRANSITIONAL SERVICES AGREEMENT

1. TRANSITION SERVICE SCHEDULE #: ____________________ (To be inserted by responsible individual or department.)

2.      FUNCTIONAL AREA: Operations

3. START/END DATE: The Services start on the Effective Date of the Master Transitional Services Agreement between Quantum Corporation ("Quantum") and Snap Appliances, Inc. ("Snap") to which this Transition Service
        Schedule is attached and end on [             ], 2001 unless otherwise
        indicated below.

        Indicate below if other start/end date:

               START DATE: _______________________

               END DATE:   _______________________

        If Start and End dates vary by service and/or country, please indicate in Section 5 below.

4. SUMMARY OF SERVICES (Describe the service to be provided in appropriate detail.

-----------------------------------------------------------------------------------------------------
                   SERVICE NAME                                       DESCRIPTION
-----------------------------------------------------------------------------------------------------
Manufacturing                                       Manufacturing, testing and configuration of
                                                    Snap Server Model No. 4100 and Call Center
                                                    Support and Repair Services for Snap Server
                                                    Model Nos. 1000, 2000 and 4100 sold by Snap in
                                                    the United States.
-----------------------------------------------------------------------------------------------------

5. LIST OF SERVICES TO BE PROVIDED PER COUNTRY AND SITE: (List all the services to be provided at each site. Enter Start Date and End Date if different than Section 3 above.)

-----------------------------------------------------------------------------------------------------
      COUNTRY                SITE             SERVICE(S)          START DATE           END DATE
-----------------------------------------------------------------------------------------------------
United States         Quantum -           See above.
                      Colorado Springs,
                      CO
-----------------------------------------------------------------------------------------------------

6. PERFORMANCE PARAMETERS/SERVICE LEVEL: (State minimum performance expected from each service, if applicable.):

7.      ESTIMATED TOTAL COMPENSATION: DIRECT PLUS INDIRECT COSTS PLUS 5% MARKUP

8. DESCRIBE COST METHODOLOGY AND COST DRIVERS AFFECTING ESTIMATED TOTAL COMPENSATION (Describe on an individual service basis if necessary):


9. DESCRIBE THE PROCESS BY WHICH THE COST OF SERVICES WILL BE ADJUSTED IN THE INSTANCE OF AN INCREASE/REDUCTION IN THE SERVICES PROVIDED:
        (Describe on an individual service basis if necessary.)

10.     SOFTWARE:  Will software be used or included with the Services to be provided under this Transition Service Schedule:
                                                              ____ Yes   ____ No

                   If yes, will source code be provided:      ____ Yes   ____ No

                   List software to be provided:

                   Software Application        Number of Licenses to be Provided
                   --------------------        ---------------------------------

                   -------------------------------------------------------------

                   -------------------------------------------------------------

Upon execution of this Transition Service Schedule by both parties, this Transition Service Schedule is hereby deemed incorporated into and made part of that certain Master Transitional Services Agreement between Quantum Corporation and Snap Appliances, Inc.

 QUANTUM CORPORATION                         SNAP APPLIANCES, INC.



 By:                                         By:
      -----------------------------                -----------------------------
         (Authorized Signature)                        (Authorized Signature

 Date:                                       Date:
        ---------------------------                  ---------------------------

 Name:                                       Name:
        ---------------------------                  ---------------------------

 Title:                                      Title:
        ---------------------------                  ---------------------------

      TRANSITION SERVICE SCHEDULE TO MASTER TRANSITIONAL SERVICES AGREEMENT

1. TRANSITION SERVICE SCHEDULE #: ____________________ (To be inserted by responsible individual or department.)

2.      FUNCTIONAL AREA:  Operations

3. START/END DATE: The Services start on the Effective Date of the Master Transitional Services Agreement between Quantum Corporation ("Quantum") and Snap Appliances, Inc. ("Snap") to which this Transition Service
        Schedule is attached and end on [             ], 2001 unless otherwise
        indicated below.

        Indicate below if other start/end date:

               START DATE: _______________________

               END DATE:   _______________________

        If Start and End dates vary by service and/or country, please indicate in Section 5 below.

4. SUMMARY OF SERVICES (Describe the service to be provided in appropriate detail.

-----------------------------------------------------------------------------------------------------
                   SERVICE NAME                                       DESCRIPTION
-----------------------------------------------------------------------------------------------------
Logistics, Repair & Customer Support                Receiving from Quantum Corporation, JMR and
                                                    Wellex and shipping within Europe Snap Server
                                                    Model Nos. 1000, 2000 and 4100 and Call Center
                                                    Support and Repair Services for Snap Server
                                                    Model Nos. 1000, 2000 and 4100 sold by Snap in
                                                    Europe.
-----------------------------------------------------------------------------------------------------

5. LIST OF SERVICES TO BE PROVIDED PER COUNTRY AND SITE: (List all the services to be provided at each site. Enter Start Date and End Date if different than Section 3 above.)

-----------------------------------------------------------------------------------------------------
      COUNTRY                SITE             SERVICE(S)          START DATE           END DATE
-----------------------------------------------------------------------------------------------------
Ireland               Quantum - Dundalk   All services
                                          described above.
-----------------------------------------------------------------------------------------------------
Singapore             Quantum -           Repair Services
                      Singapore           for Snap Server
                                          Model Nos. 1000,
                                          2000 and 4100
                                          sold by Snap in
                                          Europe.
-----------------------------------------------------------------------------------------------------

6. PERFORMANCE PARAMETERS/SERVICE LEVEL: (State minimum performance expected from each service, if applicable.):



7.      ESTIMATED TOTAL COMPENSATION: DIRECT PLUS INDIRECT COSTS PLUS 5% MARKUP

8. DESCRIBE COST METHODOLOGY AND COST DRIVERS AFFECTING ESTIMATED TOTAL COMPENSATION (Describe on an individual service basis if necessary):



9. DESCRIBE THE PROCESS BY WHICH THE COST OF SERVICES WILL BE ADJUSTED IN THE INSTANCE OF AN INCREASE/REDUCTION IN THE SERVICES PROVIDED:
        (Describe on an individual service basis if necessary.)

10.     SOFTWARE:  Will software be used or included with the Services to be provided under this Transition Service Schedule:
                                                              ____ Yes   ____ No

                   If yes, will source code be provided:      ____ Yes   ____ No

                   List software to be provided:

                   Software Application        Number of Licenses to be Provided
                   --------------------        ---------------------------------

                   -------------------------------------------------------------

                   -------------------------------------------------------------

Upon execution of this Transition Service Schedule by both parties, this Transition Service Schedule is hereby deemed incorporated into and made part of that certain Master Transitional Services Agreement between Quantum Corporation and Snap Appliances, Inc.

QUANTUM CORPORATION                          SNAP APPLIANCES, INC.



By:                                          By:
     ------------------------------               ------------------------------
         (Authorized Signature)                       (Authorized Signature)

Date:                                        Date:
     ------------------------------               ------------------------------

Name:                                        Name:
     ------------------------------               ------------------------------

Title:                                       Title:
       ----------------------------                 ----------------------------

      TRANSITION SERVICE SCHEDULE TO MASTER TRANSITIONAL SERVICES AGREEMENT

1. TRANSITION SERVICE SCHEDULE #: ____________________ (To be inserted by responsible individual or department.)

2.      FUNCTIONAL AREA:  Operations

3. START/END DATE: The Services start on the Effective Date of the Master Transitional Services Agreement between Quantum Corporation ("Quantum") and Snap Appliances, Inc. ("Snap") to which this Transition Service
        Schedule is attached and end on the Distribution Date, as defined in
        Section 1.3 of this Agreement, 2001 unless otherwise indicated below.

        Indicate below if other start/end date:

               START DATE: _______________________

               END DATE:   _______________________

        If Start and End dates vary by service and/or country, please indicate in Section 5 below.

4. SUMMARY OF SERVICES (Describe the service to be provided in appropriate detail.

-----------------------------------------------------------------------------------------------------
                   SERVICE NAME                                       DESCRIPTION
-----------------------------------------------------------------------------------------------------
IS/IT                                               Telephone and computer infrastructure
                                                    services.
-----------------------------------------------------------------------------------------------------


5. LIST OF SERVICES TO BE PROVIDED PER COUNTRY AND SITE: (List all the services to be provided at each site. Enter Start Date and End Date if different than Section 3 above.)

-----------------------------------------------------------------------------------------------------
      COUNTRY                SITE             SERVICE(S)          START DATE           END DATE
-----------------------------------------------------------------------------------------------------
United States         Snap - San Jose,    See above.
                      CA
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

6. PERFORMANCE PARAMETERS/SERVICE LEVEL: (State minimum performance expected from each service, if applicable.):



7.      ESTIMATED TOTAL COMPENSATION: DIRECT PLUS INDIRECT COSTS PLUS 5% MARKUP

8. DESCRIBE COST METHODOLOGY AND COST DRIVERS AFFECTING ESTIMATED TOTAL COMPENSATION (Describe on an individual service basis if necessary):



9. DESCRIBE THE PROCESS BY WHICH THE COST OF SERVICES WILL BE ADJUSTED IN THE INSTANCE OF AN INCREASE/REDUCTION IN THE SERVICES PROVIDED:
        (Describe on an individual service basis if necessary.)

10.     SOFTWARE:  Will software be used or included with the Services to be provided under this Transition Service Schedule:
                                                              ____ Yes   ____ No

                   If yes, will source code be provided:      ____ Yes   ____ No

                   List software to be provided:

                   Software Application        Number of Licenses to be Provided
                   --------------------        ---------------------------------

                   -------------------------------------------------------------

                   -------------------------------------------------------------

Upon execution of this Transition Service Schedule by both parties, this Transition Service Schedule is hereby deemed incorporated into and made part of that certain Master Transitional Services Agreement between Quantum Corporation and Snap Appliances, Inc.

QUANTUM CORPORATION                          SNAP APPLIANCES, INC.



By:                                          By:
     ------------------------------               ------------------------------
        (Authorized Signature)                         (Authorized Signature)

Date:                                        Date:
       ----------------------------                 ----------------------------

Name:                                        Name:
       ----------------------------                 ----------------------------

Title:                                       Title:
       ----------------------------                 ----------------------------

      TRANSITION SERVICE SCHEDULE TO MASTER TRANSITIONAL SERVICES AGREEMENT

1. TRANSITION SERVICE SCHEDULE #: ____________________ (To be inserted by responsible individual or department.)

2.      FUNCTIONAL AREA:  General Administrative

3. START/END DATE: The Services start on the Effective Date of the Master Transitional Services Agreement between Quantum Corporation ("Quantum") and Snap Appliances, Inc. ("Snap") to which this Transition Service
        Schedule is attached and end on [             ], 2001 unless otherwise
        indicated below.

        Indicate below if other start/end date:

               START DATE: _______________________

               END DATE:   _______________________

        If Start and End dates vary by service and/or country, please indicate in Section 5 below.

4. SUMMARY OF SERVICES (Describe the service to be provided in appropriate detail.

-----------------------------------------------------------------------------------------------------
                   SERVICE NAME                                       DESCRIPTION
-----------------------------------------------------------------------------------------------------
Corporate Services                                  Human Resources services, including employee
                                                    benefits, as provided in the Employee Matters
                                                    Agreement; the maintenance of Snap's books and
                                                    records in Quantum's Oracle System; insurance
                                                    coverage, as provided in the Indemnification
                                                    and Insurance Matters Agreement.
-----------------------------------------------------------------------------------------------------

5. LIST OF SERVICES TO BE PROVIDED PER COUNTRY AND SITE: (List all the services to be provided at each site. Enter Start Date and End Date if different than Section 3 above.)

-----------------------------------------------------------------------------------------------------
      COUNTRY                SITE             SERVICE(S)          START DATE           END DATE
-----------------------------------------------------------------------------------------------------
United States         Quantum -           See above.
                      Milpitas, CA
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


6. PERFORMANCE PARAMETERS/SERVICE LEVEL: (State minimum performance expected from each service, if applicable.):

7.      ESTIMATED TOTAL COMPENSATION: DIRECT PLUS INDIRECT COSTS PLUS 5% MARKUP

8. DESCRIBE COST METHODOLOGY AND COST DRIVERS AFFECTING ESTIMATED TOTAL COMPENSATION (Describe on an individual service basis if necessary):



9. DESCRIBE THE PROCESS BY WHICH THE COST OF SERVICES WILL BE ADJUSTED IN THE INSTANCE OF AN INCREASE/REDUCTION IN THE SERVICES PROVIDED:
        (Describe on an individual service basis if necessary.)

10.     SOFTWARE:  Will software be used or included with the Services to be provided under this Transition Service Schedule:
                                                              ____ Yes   ____ No

                   If yes, will source code be provided:      ____ Yes   ____ No

                   List software to be provided:

                   Software Application        Number of Licenses to be Provided
                   --------------------        ---------------------------------

                   -------------------------------------------------------------

                   -------------------------------------------------------------

Upon execution of this Transition Service Schedule by both parties, this Transition Service Schedule is hereby deemed incorporated into and made part of that certain Master Transitional Services Agreement between Quantum Corporation and Snap Appliances, Inc.

 QUANTUM CORPORATION                         SNAP APPLIANCES, INC.



 By:                                         By:
      -----------------------------                -----------------------------
         (Authorized Signature)                       (Authorized Signature)

 Date:                                       Date:
        ---------------------------                  ---------------------------

 Name:                                       Name:
        ---------------------------                  ---------------------------

 Title:                                      Title:
        ---------------------------                  ---------------------------



                                      -2-